EXHIBIT 11

ITRON, INC.
STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
(Unaudited, shares in thousands)

                                                                 Three months ended June 30,          Six months ended June 30,
                                                            ------------------------------------------------------------------------
                                                                1998                1997               1998                1997
                                                            --------------      -------------      --------------      -------------
Weighted average number of common shares outstanding             14,686              14,256             14,658              13,838

Basic earnings per share                                       $  (0.07)          $   (0.05)          $  (0.06)          $   (0.28)
                                                            ==============      =============      ==============      =============

                                                                 Three months ended June 30,          Six months ended June 30,
                                                            ------------------------------------------------------------------------
                                                                1998                1997               1998                1997
                                                            --------------      -------------      --------------      -------------

Weighted average number of common shares outstanding             14,686              14,256              14,658            13,838

Dilutive effect of outstanding stock options and warrants
at average marke- price                                            -                  -                   -                  -
                                                            --------------      -------------      --------------      -------------

Weighted average shares outstanding based on average
market price                                                    14,686              14,256              14,658            13,838
                                                            ==============      =============      ==============      =============

Diluted EPS based on average market price                     $  (0.07)           $  (0.05)           $  (0.06)          $ (0.28)
                                                            ==============      =============      ==============      =============